Exhibit 4.5

EXECUTION VERSION

SECOND AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

July 25, 2007

as amended and restated as of November 5, 2010,

as further amended as of August 17, 2012

and as amended and restated as of November 19, 2019

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

COMMUNITY HEALTH SYSTEMS, INC.,

the Subsidiaries of the Borrower

from time to time party hereto

and

CREDIT SUISSE AG,

as Collateral Agent

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are expressly subject in all respects to the terms of any Pari Passu Intercreditor Agreement (as defined in, and entered into in accordance with the provisions of, the Credit Agreement referred to herein). In the event of any conflict or inconsistency between the provisions of this Agreement and the terms of any Pari Passu Intercreditor Agreement, the terms of such Pari Passu Intercreditor Agreement shall control.

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2
ARTICLE II

Guarantee
SECTION 2.01.	Guarantee	7
SECTION 2.02.	Guarantee of Payment	8
SECTION 2.03.	No Limitations, Etc.	8
SECTION 2.04.	Reinstatement	9
SECTION 2.05.	Agreement To Pay; Subrogation	9
SECTION 2.06.	Information	9

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	9
SECTION 3.02.	Delivery of the Pledged Collateral	10
SECTION 3.03.	Representations, Warranties and Covenants	11
SECTION 3.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	12
SECTION 3.05.	Registration in Nominee Name; Denominations	12
SECTION 3.06.	Voting Rights; Dividends and Interest, Etc.	13

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	15
SECTION 4.02.	Representations and Warranties	18
SECTION 4.03.	Covenants	20
SECTION 4.04.	Other Actions	24
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	25

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Schedules

Schedule I	Exact Legal Names of Each Grantor
Schedule II	Subsidiary Guarantors
Schedule III	Equity Interests; Stock Ownership; Pledged Debt Securities
Schedule IV	Debt Instruments; Advances
Schedule V	Mortgage Filings
Schedule VI	Intellectual Property
Schedule VII	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement

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GUARANTEE AND COLLATERAL AGREEMENT dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended as of August 17, 2012 and as amended and restated as of November 19, 2019 (this “Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Subsidiaries from time to time party hereto and CREDIT SUISSE AG (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, Parent, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, (b) the Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010 and further amended as of August 17, 2012 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guarantee and Collateral Agreement”), among the Borrower, Parent, the Subsidiaries of the Borrower from time to time party thereto and the Collateral Agent, (c) any Pari Passu Agreements (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) and (d) any Pari Passu Intercreditor Agreements.

Concurrent with the execution and delivery of this Agreement, Parent, Borrower and the Administrative Agent have entered into a payoff letter providing for, among other things, (i) the termination of all Commitments and (ii) the payment in full of all amounts then payable under the Loan Documents, in each case pursuant to and in accordance with the terms of the Credit Agreement (the “Credit Agreement Termination Event”).

The Grantors have entered into and, may from time to time enter into additional, Pari Passu Agreements, and the Obligations owed to the holders of Pari Passu Debt is or may be secured hereunder on a pari passu basis with the Bank Loan Obligations. Following the incurrence by any Grantor of any Pari Passu Debt, this Agreement shall be subject to any Pari Passu Intercreditor Agreement then in effect.

Parent, the Borrowers and the Subsidiary Guarantors desire to amend and restate the Existing Guarantee and Collateral Agreement in the form hereof to, among other things, reaffirm their obligations under the Existing Guarantee and Collateral Agreement and to make certain amendments thereto. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event). All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event) also apply to this Agreement.

(c) It is understood and agreed that immediately after giving effect to the Credit Agreement Termination Event, no Loan Document Obligations or Unfunded Advances/Participations (each as defined in Section 1.02 of this Agreement) are outstanding under the Credit Agreement (other than contingent indemnification obligations for which no claim has been made).

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Bank Loan Obligations” shall mean (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement or Cash Management Arrangement that (i) is in effect on July 25, 2007 with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of July 25, 2007 or (ii) is entered into after July 25, 2007 with any counterparty that is (A) the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Arrangement is entered into or (B) if entered into after November 19, 2019, any person; provided, however, that the aggregate amount of obligations under Cash Management Arrangements that shall constitute “Bank Loan Obligations” hereunder shall not exceed $200,000,000 at any time; provided, further, that obligations under a Hedging Agreement or Cash Management Arrangement described in

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clause (b)(ii)(B) of this definition shall only constitute “Bank Loan Obligations” if the granting of a security interest on the Collateral by Parent or any of its Subsidiaries for the benefit of the applicable counterparty is not prohibited by any Pari Passu Agreement then in effect. Notwithstanding anything to the contrary, when used in the definition of the term “Discharge of Bank Loan Obligations” in the First Lien Intercreditor Agreement, the term “Bank Loan Obligations” shall have the meaning set forth solely in clause (a) of the immediately preceding sentence of this definition.

“Bank Loan Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) any Issuing Bank, (d) the Lenders (e) each counterparty to any Hedging Agreement or Cash Management Arrangement with a Loan Party that either (i) is in effect on July 25, 2007 if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of July 25, 2007 or (ii) is entered into after July 25, 2007 if such counterparty is (A) the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Arrangement is entered into or (B) subject to the second proviso set forth in the definition of “Bank Loan Obligations”, if entered into after November 19, 2019, any person, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Cash Management Arrangements” shall mean overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds or any credit card or similar services, in each case in the ordinary course of business.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any registered copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any registered copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those registered and pending copyrights listed on Schedule VI.

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“Event of Default” shall mean any Event of Default under and as defined in (a) the Credit Agreement or (b) any Pari Passu Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“First Lien Intercreditor Agreement” shall mean that certain First Lien Intercreditor Agreement, dated as of August 17, 2012, as amended, restated, supplemented or otherwise modified from time to time, among Credit Suisse AG, as collateral agent and authorized representative, Regions Bank, as trustee and authorized representative, and the additional authorized representatives from time to time party thereto.

“General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions and improvements to any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule VI.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement

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of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Loan Parties” shall mean Parent, the Borrower and the Subsidiary Guarantors.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Bank Loan Obligations and (b) the Pari Passu Debt Obligations.

“Parent” shall have the meaning assigned to such term in the preamble.

“Pari Passu Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, assume or otherwise become liable for, Pari Passu Debt Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Pari Passu Debt Obligations pursuant to and in accordance with Section 7.09(c).

“Pari Passu Debt Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Pari Passu Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case, that have been designated as Pari Passu Debt Obligations pursuant to and in accordance with Section 7.09(c).

“Pari Passu Representative” shall mean, for any Series of Pari Passu Debt, the Representative named for such Series in accordance with Section 7.09(c).

“Pari Passu Secured Parties” shall mean (a) the holders of any Pari Passu Debt Obligations and (b) any Pari Passu Representative with respect thereto.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

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“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule VI, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to exclude others from making, using and/or selling the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Representative” shall mean (a) in the case of the Bank Loan Obligations, the Administrative Agent or any other agent designated by the applicable Secured Parties, and (b) in the case of any Series of Pari Passu Debt Obligations, the Representative named for such Series in accordance with Section 7.09(c).

“Second Restatement Effective Date” means November 19, 2019.

“Secured Parties” shall mean the Bank Loan Secured Parties and any Pari Passu Secured Parties.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Series” shall mean (a) the Bank Loan Obligations and (b) any Pari Passu Debt Obligations which are represented by a common Representative.

“Subsidiary Guarantors” shall mean (a) the Subsidiaries identified on Schedule II hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement after the Second Restatement Effective Date.

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“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and applications for registration (other than intent-to-use applications) in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule VI, and (b) all goodwill associated therewith or symbolized thereby.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation, and hereby waives any provision of applicable law to the contrary that may be waived by such Guarantor. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

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SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Pari Passu Agreement, any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Pari Passu Agreement, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than unasserted contingent indemnity obligations)). To the fullest extent permitted by applicable law, each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations. To the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without adversely affecting or impairing in any way the liability of any

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Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation owed by such party when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, promptly upon written notice thereof from the Collateral Agent, forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule III), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates

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representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); (provided, however, that the Pledged Stock shall not include (A) more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary, (B) any Equity Interest in any Non-Significant Subsidiary, (C) any Equity Interest in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Equity Interest in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law), or (D) any minority Equity Interests, (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule III), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (excluding any promissory notes issued by employees of any Grantor) (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

(b) Notwithstanding anything herein to the contrary, in the event that any Series of Pari Passu Debt Obligations is issued pursuant to a registration statement that has been filed with the SEC (including pursuant to any exchange offer subsequent to the initial private issuance of such Series), the “Pledged Stock” securing any such Series shall automatically be deemed not to include any Equity Interests or other securities of a subsidiary of Parent which, if pledged to secure such Series, would require the Borrower to file separate financial statements for any Subsidiary with the SEC or any other U.S. federal government agency (in each case solely to the extent necessary to not be subject to such filing requirements). The limitation provided for in this paragraph (b) shall not be applied to the Bank Loan Obligations or to any Series of Pari Passu Debt Obligations that is not issued pursuant to such a registration statement.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities (other than Pledged Debt Securities with a face amount less than $1,000,000).

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(b) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Debt Securities with a face amount in excess of $1,000,000.

(c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule III and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the Second Restatement Effective Date, Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder (to the extent not waived or extended in accordance with the terms of the Credit Agreement);

(b) as of the Second Restatement Effective Date, Schedule IV correctly sets forth all promissory notes and other evidence of indebtedness required to be pledged hereunder including all intercompany notes between Parent and any subsidiary of Parent and any subsidiary of Parent and any other such subsidiary;

(c) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(d) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement or the other Loan Documents), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Grantor, (ii) holds the same free and clear of all Liens other than Liens permitted by Section 6.02 of the Credit Agreement, and (iii) will not create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement or the other Loan Documents;

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(e) except for restrictions and limitations imposed by any Pari Passu Agreement, the Loan Documents or securities or other laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than Liens permitted by Section 6.02 of the Credit Agreement;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents or any Pari Passu Agreement), however arising, of all persons whomsoever;

(g) no material consent or approval of any Governmental Authority or, any securities exchange was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. If any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Pledged Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to the Collateral Agent as provided in Section 3.02.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), upon the occurrence and during the continuance of an Event of Default, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any material written notices or other material written communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

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SECTION 3.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default of a type described under paragraph (g) or (h) of Article VII of the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event)):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, any Pari Passu Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, and any Pari Passu Agreement, and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the

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ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement.

(b) To the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and, subject to compliance with any applicable healthcare laws, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent a certificate to that effect, such voting and consensual rights shall automatically vest in the applicable Grantor, and the Collateral Agent shall (1) take such steps reasonably requested by the applicable Grantor, at such Grantor’s expense, to allow all Pledged Securities registered under its

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name to be registered under the name of the applicable Grantor and (2) promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a) of this Section 3.06 that were not applied to repay the Obligations.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

(ix) all Letter-of-Credit Rights;

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(x) all Commercial Tort Claims;

(xi) all books and records pertaining to the Article 9 Collateral; and

(xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in any:

(I) General Intangible, Instrument, license, property right, permit or any other contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein, (y) a violation of a valid and enforceable restriction in respect of such General Intangible, Instrument, license, property right, permit or any other contract or agreement or other such rights (1) in favor of a third party or (2) under any law, regulation, permit, order or decree of any Governmental Authority or (z) a breach or termination (or result in any party thereto having the right to terminate) pursuant to the terms of, or a default under, such General Intangible, Instrument, license, property right, permit or any other contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability or breach or termination, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such General Intangible, Instrument, license, property right, permit or any other contract or agreement that does not result in any of the consequences specified in the immediately preceding clause (x), (y) or (z) including, any proceeds of such General Intangible, Instrument, license, property rights, permit or any other contract or agreement;

(II) more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary;

(III) any Equity Interest in any Non-Significant Subsidiary;

(IV) any Equity Interest in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Equity Interest in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law;

(V) any vehicle or other asset subject to certificate of title;

(VI) any asset that requires perfection through control agreements (including, to the extent required in the relevant jurisdiction for deposit accounts and investment property);

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(VII) any minority Equity Interests;

(VIII) any assets with respect to which the Collateral Agent shall reasonably determine that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Secured Parties or that the granting or perfection of a security interest therein would violate applicable law or regulation;

(IX) any assets (other than any General Intangible, Instrument, license, property right, permit or any other contract or agreement) owned by any Grantor that are subject to:

(x) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after July 25, 2007 prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Parent, the Borrower or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations; or

(y) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien incurred pursuant to this clause (y);

in the case of each of clause (x) and (y), to the extent and for so long as such Lien exists and the terms of the Indebtedness or other obligations secured thereby prevent the grant of a security interest in such assets hereunder; and

(X) in the event that any Series of Pari Passu Debt Obligations is issued pursuant to a registration statement that has been filed with the SEC (including pursuant to any exchange offer subsequent to the initial private issuance of such Series), solely with respect to such Series, any Equity Interests which, if part of the Collateral securing the Series, would require the Borrower to file separate financial statements for any Subsidiary with the SEC or any other U.S. federal government agency (in each case solely to the extent necessary to not be subject to such filing requirements) (but, for the avoidance of doubt, such Equity Interests shall at all times continue to secure the Bank Loan Obligations and all other Series of Pari Passu Debt Obligations to the extent provided for in this Agreement).

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(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the Second Restatement Effective Date.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and marketable title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained or any other consent where the failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect.

(b) The Schedules attached hereto have been duly prepared and completed and the information set forth therein (including (x) the exact legal name of each Grantor in Schedule I and (y) the jurisdiction of organization of each Grantor in Schedule I) is true and correct in all material respects as of the Second Restatement Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided

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to the Administrative Agent and the Secured Parties in the applicable Schedules attached hereto for filing in each governmental, municipal or other office specified in Schedule I (or specified by notice from the Borrower to the Collateral Agent after the Second Restatement Effective Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event) or any analogous provisions under any Pari Passu Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (to the extent that perfection can be achieved by such filings)) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent, and containing a description of all Article 9 Collateral consisting of pending and issued United States Patents and United States Trademarks and United States Copyrights will be delivered to the Collateral Agent as of or prior to the Second Restatement Effective Date for timely recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder.

(c) As of the Second Restatement Effective Date, Schedule I correctly sets forth (i) the exact legal name of each Grantor, as such name appears in its respective certificate of formation; (ii) the jurisdiction of formation of each Grantor that is a registered organization; (iii) the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization; (iv) the chief executive office of each Grantor; and (v) all locations where Grantor maintains any material books or records relating to any Accounts Receivables.

(d) As of the Second Restatement Effective Date, Schedule V correctly sets forth, with respect to each Mortgaged Property, (i) the exact name of the person that owns such property as such name appears in its certificate of formation or other organizational document; (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause (iii); and (iii) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

(e) As of the Second Restatement Effective Date, Schedule VI correctly sets forth, in proper form for filing with (a) the United States Patent and Trademark Office a list of each issued and pending Patents and Trademarks, including, as applicable, the name of the registered owner and the registration number of each Patent and Trademark owned by any Grantor and (b) the United States Copyright Office a list of each Copyright, including the name of the registered owner and the registration number of each Copyright owned by any Grantor.

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(f) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the qualifications and filings described in Section 4.02(b) (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which and to the extent a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or the other Loan Documents (or the analogous provisions under any Pari Passu Agreement) that have priority as a matter of law.

(g) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or the other Loan Documents (or the analogous provisions under any Pari Passu Agreement). No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement or the other Loan Documents (or the analogous provisions under any Pari Passu Agreement). As of the Second Restatement Effective Date, no Grantor holds any Commercial Tort Claims in an amount in excess of $5,000,000 except as indicated on Schedule VII.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name and/or address, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

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(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records (in all material respects) with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records (in all material respects) indicating all material payments and proceeds received with respect to any part of the Article 9 Collateral.

(c) Each year, at the time of filing of annual financial statements with the SEC (or if earlier, the time any such annual financial statements are required to be delivered under any Pari Passu Agreement), the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower setting forth in the format of Schedule VI all Intellectual Property of any Grantor in existence on the date thereof that, if it had existed on the Second Restatement Effective Date, would have been required to be listed in such Schedule, and not then listed on such Schedules or previously so identified to the Collateral Agent.

(d) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement (or the analogous provisions under any Pari Passu Agreement).

(e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect (to the extent that perfection can be achieved under any applicable law by such filings and actions) the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument with a face amount in excess of $1,000,000, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule VI or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s

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reasonable judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary, and which the Collateral Agent may from time to time reasonably request, in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 45 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral and any such request.

(f) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right to inspect, subject to a reasonable prior notice to each Grantor, the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, after the occurrence and during the continuance of an Event of Default, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third party confidentiality obligations all at the expense of the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third party confidentiality obligations.

(g) At its option, upon the occurrence and during the continuation of a Default or an Event of Default, the Collateral Agent may with five Business Days’, prior written notice to the relevant Grantor discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the Credit Agreement (or the analogous provisions under any Pari Passu Agreement), and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within five Business Days after written demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

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(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person valued in excess of $1,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(i) Except to the extent otherwise expressly agreed by the Collateral Agent, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with Section 7.06 of this Agreement.

(j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement (or the analogous provisions under any Pari Passu Agreement). No Grantor shall make or permit to be made any transfer of the Article 9 Collateral, except as permitted by the Credit Agreement.

(k) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000), release, wholly or partly, any person liable for the payment thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000) or allow any credit or discount whatsoever thereon (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000), other than extensions, credits, discounts, compromises, compoundings or settlements in each case granted or made in the ordinary course of business.

(l) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event). In addition, each Grantor shall cause all casualty and property policies covering any Collateral to name the Collateral Agent as loss payee or mortgagee, and/or additional insured, and each provider of any such insurance shall agree, by endorsement upon such policies issued by it, that it will give the Collateral Agent 30 days prior written notice before any such policy or policies shall be altered or canceled. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the

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purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (provided that the Collateral Agent shall give five Business Days’ prior written notice to such Grantor prior to exercising its rights in such capacity). If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Collateral Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole reasonable discretion, upon notice to the Grantors, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, within five Business Days of written demand (accompanied by supporting documentation therefor in reasonable detail) by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than (x) any Instruments in an amount no greater than $1,000,000 and (y) any Instruments representing loans or advances permitted under Section 6.04(c) of the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event) (or the analogous provision of any Pari Passu Agreement), to the extent such Instruments represent Indebtedness excluded from the requirements of subclause (ii) of such Section, that have not been pledged hereunder), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any material Electronic Chattel Paper or any material “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the reasonable request of the Collateral

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Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record. Notwithstanding the foregoing, no Grantor shall be obligated to deliver to the Collateral Agent any Electronic Chattel Paper held by such Grantor with a face amount less than $1,000,000, provided that the aggregate face amount of the Electronic Chattel Paper so excluded pursuant to this sentence shall not exceed $10,000,000 at any time.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a face amount exceeding $2,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. In each case unless otherwise decided by such Grantor in its reasonable business judgment or such Collateral is not material to the business of such Grantor: (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number to the extent necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, to the extent required by applicable law.

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(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, to the extent required by applicable law.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business has or is likely to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, the Grantor shall so notify the Collateral Agent, and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

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(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions, if consistent with good business judgment, as are reasonably appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, upon the reasonable request of the Collateral Agent, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, including any applicable healthcare laws, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will

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represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to

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sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the fullest extent permitted under applicable law, any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. Subject to the terms of any Pari Passu Intercreditor Agreement, if an Event of Default shall have occurred and is continuing, the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent or any other Representative (in their respective capacities as such hereunder or under any other Loan Document or any Pari Passu Agreement, as applicable) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document, any Pari Passu Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document or any Pari Passu Agreement, as applicable;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, and shall be effective only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) to the fullest extent permitted by applicable Federal Securities Laws, may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

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ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on July 25, 2007 and the denominator shall be the aggregate net worth of all the Guarantors on July 25, 2007 (or, in the case of any Guarantor becoming a party hereto after July 25, 2007, the date on which such party became a Guarantor hereunder). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

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(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations; provided that, as long as no Event of Default shall have occurred and be continuing, nothing in this Section 6.03(b) shall prohibit any payments or distributions permitted by the Credit Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronically mailed, as follows:

(a) if to the Collateral Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304);

(b) if to any Grantor, to such Grantor at CHS/Community Health Systems, Inc. 4000 Meridian Boulevard, Franklin, TN 37067-6325, Attention: General Counsel, Facsimile No.: (615) 373-9704. All communications and notices hereunder to any Grantor (other than the Borrower) shall be given to it in care of the Borrower; or

Any party hereto may change its address or telecopy number for communications and notices hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or electronically mailed or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Pari Passu Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other

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collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Issuing Bank and the other Secured Parties and shall survive the execution and delivery of the Loan Documents and of any Pari Passu Agreement in connection with any Series of Pari Passu Debt and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender, any Issuing Bank or any other Secured Party or on their behalf and notwithstanding that the Collateral Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any Pari Passu Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Pari Passu Debt, or any fee or any other amount payable under any Loan Document or any Pari Passu Agreement is outstanding and unpaid or the aggregate L/C Exposure does not equal zero (except for outstanding Letters of Credit subject to arrangements satisfactory to the Administrative Agent and the Issuing Bank) and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by (i) this Agreement or (ii) the Credit Agreement and each Pari Passu Agreement (in each case to the extent then in effect). This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

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SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation or duplication of its indemnification obligations under the other Loan Documents or any Pari Passu Agreement, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out of pocket expenses, including the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. To the extent permitted by applicable law, neither any Grantor nor the Collateral Agent nor any Indemnitee shall assert, and each hereby waives any claim against any Indemnitee, any Grantor and the Collateral Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder or under any Pari Passu Agreement shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document or any Pari Passu Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Pari Passu Agreement, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable within 30 days after written demand therefor and shall bear interest, on and from the date of demand, at the rate applicable under Section 2.06(a) of the Credit Agreement (immediately prior to the Credit Agreement Termination Event).

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have

34

the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (provided, that to the extent written notice is not required hereunder, the Collateral Agent shall use commercially reasonable efforts to provide notice to such Grantor, though its rights hereunder are not conditioned thereon) (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) upon three Business Days’ prior written notice to such Grantor, to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) upon three Business Days’ prior written notice to such Grantor, to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) upon three Business Days’ prior written notice to such Grantor, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties hereunder and under the other Loan Documents and any Pari Passu Agreements are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or any Pari Passu Agreement or consent to any departure by any Loan

35

Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Subject to the terms of any Pari Passu Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consents required under the Pari Passu Agreements then in effect.

(c) So long as permitted by the Loan Documents and the Pari Passu Agreements then in effect, the Borrower may from time to time designate Indebtedness and other obligations at the time of the assumption or incurrence thereof to be secured on a pari passu basis with the then outstanding Obligations as Pari Passu Debt Obligations hereunder by delivering to the Collateral Agent and each Representative a certificate signed by a Financial Officer of the Borrower (i) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (ii) stating that such Indebtedness and other obligations are designated as Pari Passu Debt Obligations for purposes hereof, (iii) representing that such designation of such Indebtedness and other obligations as Pari Passu Debt Obligations complies with the terms of the Loan Documents and the Pari Passu Agreements then in effect and (iv) specifying the name and address of the Representative for such Indebtedness and other obligations. Upon such delivery, the Collateral Agent shall act hereunder for the benefit of all Secured Parties, including any Secured Parties that hold any Pari Passu Debt Obligations so designated.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

36

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

37

(c) Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall automatically terminate and be released when all the Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in cash and the Lenders and Pari Passu Secured Parties have no further commitment to lend under the Credit Agreement or the Pari Passu Agreements, respectively, the aggregate L/C Exposure has been reduced to zero (or the only outstanding Letters of Credit have become subject to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank) and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and the other Pari Passu Agreements (or consented to in writing pursuant to Section 9.08 of the Credit Agreement and the analogous provision of any Pari Passu Agreement in each case to the extent then in effect) as a result of which such Subsidiary Guarantor ceases to be a Subsidiary, or in accordance with Section 9.09(c) of the Credit Agreement and the analogous provision of any Pari Passu Agreement in each case to the extent then in effect.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement and the other Pari Passu Agreements to any person that is not the Borrower or a Guarantor (including any Permitted Receivables Transaction or Permitted Securitization Transaction), or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement and the analogous provision of the Pari Passu Agreements in each case to the extent then in effect, the Security Interest in such Collateral shall be automatically released.

(d) Upon notification by the Borrower to the Collateral Agent that a Subsidiary Guarantor is a Non-Significant Subsidiary, and would not be required to become a Guarantor in accordance with the Credit Agreement or any Pari Passu Agreement, the Collateral Agent shall release the obligations of such Subsidiary hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor.

(e) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release, and all assignments or other instruments of transfer as may be necessary to reassign to such Grantor all rights, titles and interests in any relevant Intellectual Property as may

38

have been assigned to the Collateral Agent and/or its designees, subject to any disposition thereof that may have been made by the Collateral Agent and/or its designees in accordance with the terms of this Agreement, and all rights and license granted to the Collateral Agent and/or its designees in or to any such Intellectual Property pursuant to this Agreement shall automatically and immediately terminate and all rights shall automatically and immediately revert to such Grantor. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement or the analogous provision of any Pari Passu Agreement shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party and its Affiliates hereby are authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final (other than tax accounts, trust accounts or payroll accounts))) at any time held and other obligations at any time owing by such Secured Party or any of its Affiliates to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement, the other Loan Documents and any Pari Passu Agreements held by such Secured Party, provided that at such time such obligations are due or payable. The rights of each Secured Party and its Affiliates under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or its Affiliates may have. The applicable Secured Party shall notify such Grantor and the Collateral Agent of any such setoff and application made by such Secured Party, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.

SECTION 7.18. Reaffirmation. Without limiting any of the foregoing, each Grantor hereby (a) affirms and confirms its guarantees, pledges, grants of security and other commitments and obligations under the Existing Guarantee and Collateral Agreement (as amended hereby), (b) affirms and confirms its indemnification obligations and other commitments and obligations under the Existing Guarantee and Collateral Agreement (as amended hereby) and (c) agrees that, after giving effect to the amendments contemplated hereby, all guarantees, pledges, grants of security and other commitments under the Existing Guarantee and Collateral Agreement shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

[Remainder of page intentionally left blank]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kevin J. Hammons
	Name:	Kevin J. Hammons
	Title:	Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kevin J. Hammons
	Name:	Kevin J. Hammons
	Title:	Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

[Signature Page to Second Amended and Restated Guarantee & Collateral Agreement]

FOLEY HOSPITAL CORPORATION	CHS TENNESSEE HOLDINGS, LLC

QHG OF ENTERPRISE, INC.	CHS VIRGINIA HOLDINGS, LLC

MCSA, L.L.C.	CHSPSC, LLC

QHG OF SPRINGDALE, INC.	CLARKSVILLE HOLDINGS II, LLC

TRIAD-EL DORADO, INC.	CLARKSVILLE HOLDINGS, LLC

BULLHEAD CITY HOSPITAL CORPORATION	CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

ABILENE HOSPITAL, LLC	COLLEGE STATION HOSPITAL, L.P.

ABILENE MERGER, LLC	COLLEGE STATION MEDICAL CENTER, LLC

AFFINITY HEALTH SYSTEMS, LLC	COLLEGE STATION MERGER, LLC

AFFINITY HOSPITAL, LLC	COMMUNITY HEALTH INVESTMENT COMPANY, LLC

BERWICK HOSPITAL COMPANY, LLC	CP HOSPITAL GP, LLC

BIRMINGHAM HOLDINGS II, LLC	CPLP, LLC

BIRMINGHAM HOLDINGS, LLC	CRESTWOOD HEALTHCARE, L.P.

BLUEFIELD HOLDINGS, LLC	CRESTWOOD HOSPITAL LP, LLC

BLUFFTON HEALTH SYSTEM LLC	CRESTWOOD HOSPITAL, LLC

BROWNWOOD HOSPITAL, L.P.	CSMC, LLC

BROWNWOOD MEDICAL CENTER, LLC	DESERT HOSPITAL HOLDINGS, LLC

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION	DETAR HOSPITAL, LLC

CARLSBAD MEDICAL CENTER, LLC	DHFW HOLDINGS, LLC

CAROLINAS HOLDINGS, LLC	DUKES HEALTH SYSTEM, LLC

CAROLINAS JV HOLDINGS GENERAL, LLC	FLORIDA HMA HOLDINGS, LLC

CAROLINAS JV HOLDINGS II, LLC	GADSDEN REGIONAL MEDICAL CENTER, LLC

CAROLINAS JV HOLDINGS, L.P.	GRMC HOLDINGS, LLC

CENTRAL FLORIDA HMA HOLDINGS, LLC	HALLMARK HEALTHCARE COMPANY, LLC

CENTRAL STATES HMA HOLDINGS, LLC	HEALTH MANAGEMENT ASSOCIATES, LLC

CHS RECEIVABLES FUNDING, LLC	HEALTH MANAGEMENT ASSOCIATES, LP

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Grantors set forth above

HEALTH MANAGEMENT GENERAL PARTNER I, LLC	ORO VALLEY HOSPITAL, LLC

HEALTH MANAGEMENT GENERAL PARTNER, LLC	PALMER-WASILLA HEALTH SYSTEM, LLC

HMA HOSPITALS HOLDINGS, LP	QHG OF BLUFFTON COMPANY, LLC

HMA SERVICES GP, LLC	QHG OF FORT WAYNE COMPANY, LLC

HMA-TRI HOLDINGS, LLC	REGIONAL HOSPITAL OF LONGVIEW, LLC

HOBBS MEDCO, LLC	RUSTON HOSPITAL CORPORATION

KIRKSVILLE HOSPITAL COMPANY, LLC	RUSTON LOUISIANA HOSPITAL COMPANY, LLC

KNOX HOSPITAL COMPANY, LLC	SACMC, LLC

LA PORTE HEALTH SYSTEM, LLC	SAN ANGELO COMMUNITY MEDICAL CENTER, LLC

LA PORTE HOSPITAL COMPANY, LLC	SAN ANGELO HOSPITAL, L.P.

LAS CRUCES MEDICAL CENTER, LLC	SAN ANGELO MEDICAL, LLC

LEA REGIONAL HOSPITAL, LLC	SCRANTON HOLDINGS, LLC

LONGVIEW CLINIC OPERATIONS COMPANY, LLC	SCRANTON HOSPITAL COMPANY, LLC

LONGVIEW MEDICAL CENTER, L.P.	SCRANTON QUINCY HOLDINGS, LLC

LONGVIEW MERGER, LLC	SCRANTON QUINCY HOSPITAL COMPANY, LLC

LRH, LLC	SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

LUTHERAN HEALTH NETWORK OF INDIANA, LLC	SILOAM SPRINGS HOLDINGS, LLC

MEDICAL CENTER OF BROWNWOOD, LLC	SOUTHEAST HMA HOLDINGS, LLC

MISSISSIPPI HMA HOLDINGS I, LLC	SOUTHERN TEXAS MEDICAL CENTER, LLC

MISSISSIPPI HMA HOLDINGS II, LLC	SOUTHWEST FLORIDA HMA HOLDINGS, LLC

MOBERLY HOSPITAL COMPANY, LLC	TENNESSEE HMA HOLDINGS, LP

NATCHEZ HOSPITAL COMPANY, LLC	TENNYSON HOLDINGS, LLC

NAVARRO HOSPITAL, L.P.	TRIAD HEALTHCARE, LLC

NAVARRO REGIONAL, LLC	TRIAD HOLDINGS III, LLC

NORTHWEST ARKANSAS HOSPITALS, LLC	TRIAD HOLDINGS IV, LLC

NORTHWEST HOSPITAL, LLC	TRIAD HOLDINGS V, LLC

NOV HOLDINGS, LLC	TRIAD NEVADA HOLDINGS, LLC

NRH, LLC	TRIAD OF ALABAMA, LLC

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Grantors set forth above

TRIAD-ARMC, LLC	QHG OF CLINTON COUNTY, INC.

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC	POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC

TUNKHANNOCK HOSPITAL COMPANY, LLC	BILOXI H.M.A., LLC

VHC MEDICAL, LLC	BRANDON HMA, LLC

VICKSBURG HEALTHCARE, LLC	CLARKSDALE HMA, LLC

VICTORIA HOSPITAL, LLC	JACKSON HMA, LLC

VICTORIA OF TEXAS, L.P.	QHG OF FORREST COUNTY, INC.

WARSAW HEALTH SYSTEM, LLC	QHG OF HATTIESBURG, INC.

WEBB HOSPITAL CORPORATION	RIVER OAKS HOSPITAL, LLC

WEBB HOSPITAL HOLDINGS, LLC	RIVER REGION MEDICAL CORPORATION

WESLEY HEALTH SYSTEM LLC	ROH, LLC

WHMC, LLC	STATESVILLE HMA, LLC

WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC	ROSWELL HOSPITAL CORPORATION

WILKES-BARRE HOLDINGS, LLC	NC-DSH, LLC

WILKES-BARRE HOSPITAL COMPANY, LLC	CLINTON HMA, LLC

WOODLAND HEIGHTS MEDICAL CENTER, LLC	KAY COUNTY HOSPITAL CORPORATION

WOODWARD HEALTH SYSTEM, LLC	KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

QHG GEORGIA HOLDINGS, INC.	MARSHALL COUNTY HMA, LLC

CITRUS HMA, LLC	SEMINOLE HMA, LLC

HMA SANTA ROSA MEDICAL CENTER, LLC	CAMPBELL COUNTY HMA, LLC

HERNANDO HMA, LLC	CLEVELAND HOSPITAL COMPANY, LLC

HOSPITAL MANAGEMENT ASSOCIATES, LLC	COCKE COUNTY HMA, LLC

HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP	JEFFERSON COUNTY HMA, LLC

KEY WEST HMA, LLC	KNOXVILLE HMA HOLDINGS, LLC

NAPLES HMA, LLC	LEBANON HMA, LLC

PORT CHARLOTTE HMA, LLC	METRO KNOXVILLE HMA, LLC

PUNTA GORDA HMA, LLC	SHELBYVILLE HOSPITAL COMPANY, LLC

VENICE HMA, LLC	TULLAHOMA HMA, LLC

FRANKFORT HEALTH PARTNER, INC.	GRANBURY HOSPITAL CORPORATION

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Grantors set forth above

LAREDO TEXAS HOSPITAL COMPANY, L.P.

EMPORIA HOSPITAL CORPORATION

FRANKLIN HOSPITAL CORPORATION

VIRGINIA HOSPITAL COMPANY, LLC

OAK HILL HOSPITAL CORPORATION

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Grantors set forth above

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

By
/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

By
/s/ Lingzi Huang
	Name:	Lingzi Huang
	Title:	Authorized Signatory

Schedule I to the Guarantee and

Collateral Agreement

EXACT LEGAL NAMES AND OTHER INFORMATION

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

1.	Community Health Systems, Inc.	Delaware	2631063	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

2.	CHS/Community Health Systems, Inc.	Delaware	2057824	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

3.	Abilene Hospital, LLC	Delaware	3561884	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

4.	Abilene Merger, LLC	Delaware	3561879	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

5.	Affinity Health Systems, LLC	Delaware	4023256	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

6.	Affinity Hospital, LLC	Delaware	4023245	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Grandview Medical Center 3690 Grandview Parkway Birmingham, AL 35243 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

7.	Berwick Hospital Company, LLC	Delaware	4447833	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Berwick Hospital Center 701 East 16th Street Berwick, PA 18603 Professional Account Services, Inc. 7000 Commerce Way, Suite 100 Brentwood, TN 37027

8.	Biloxi H.M.A., LLC	Mississippi	938583	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Biloxi 150 Reynoir Street Biloxi, MS 39530 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

9.	Birmingham Holdings II, LLC	Delaware	4559514	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 2

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

10.	Birmingham Holdings, LLC	Delaware	4014204	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

11.	Bluefield Holdings, LLC	Delaware	4812809	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

12.	Bluffton Health System LLC	Delaware	3089523	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bluffton Regional Medical Center 303 S. Main Street Bluffton, IN 46714 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

13.	Brandon HMA, LLC	Mississippi	938712	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Rankin 350 Crossgates Boulevard Brandon, MS 39042 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

14.	Brownwood Hospital, L.P.	Delaware	2967928	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Brownwood Regional Medical Center 1501 Burnet Drive Brownwood, TX 76801 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

15.	Brownwood Medical Center, LLC	Delaware	2964283	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

16.	Bullhead City Hospital Corporation	Arizona	09397220	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

17.	Bullhead City Hospital Investment Corporation	Delaware	3844912	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 3

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

18.	Campbell County HMA, LLC	Tennessee	660519	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	LaFollette Medical Center 923 East Central Ave. LaFollette, TN 37766 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

19.	Carlsbad Medical Center, LLC	Delaware	2964276	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Carlsbad Medical Center 2430 W. Pierce Carlsbad, NM 88220 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

20.	Carolinas Holdings, LLC	Delaware	4521156	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

21.	Carolinas JV Holdings General, LLC	Delaware	4521157	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

22.	Carolinas JV Holdings II, LLC	Delaware	5593763	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

23.C	Carolinas JV Holdings, L.P.	Delaware	4521161	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

24.	Central Florida HMA Holdings, LLC	Delaware	4634571	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

25.	Central States HMA Holdings, LLC	Delaware	4634573	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

26.	CHS Receivables Funding, LLC	Delaware	5099211	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

27.	CHS Tennessee Holdings, LLC	Delaware	5736132	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 4

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

28.	CHS Virginia Holdings, LLC	Delaware	4474750	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

29.	CHSPSC, LLC	Delaware	2273362	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

30.	Citrus HMA, LLC	Florida	L08000108791	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Seven Rivers Regional Medical Center 6201 N. Suncoast Blvd. Crystal River, FL 34428-6712 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

31.	Clarksdale HMA, LLC	Mississippi	938727	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Mississippi Medical Center 1970 Hospital Drive Clarksdale, MS 38614 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

32.	Clarksville Holdings II, LLC	Delaware	5169339	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

33.	Clarksville Holdings, LLC	Delaware	4014187	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

34.	Cleveland Hospital Company, LLC	Tennessee	289046	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

35.	Cleveland Tennessee Hospital Company, LLC	Delaware	4589625	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare – Cleveland 2305 Chambliss Avenue Cleveland, TN 37311 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 5

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

36.	Clinton HMA, LLC	Oklahoma	3512339859	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Alliance Health Clinton 100 North 30th Street Clinton, OK 73601 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

37.	Cocke County HMA, LLC	Tennessee	660506	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare - Newport Medical Center 435 Second Street Newport, TN 37821 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

38.	College Station Hospital, L.P.	Delaware	2967943	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

39.	College Station Medical Center, LLC	Delaware	2964215	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

40.	College Station Merger, LLC	Delaware	3000998	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

41.	Community Health Investment Company, LLC	Delaware	2066922	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

42.	CP Hospital GP, LLC	Delaware	4072307	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

43.	CPLP, LLC	Delaware	4072308	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

44.	Crestwood Healthcare, L.P.	Delaware	2616459	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Crestwood Medical Center One Hospital Drive SW Huntsville, AL 35801-6455 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 6

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

45.	Crestwood Hospital LP, LLC	Delaware	2964362	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

46.	Crestwood Hospital, LLC	Delaware	3000931	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

47.	CSMC, LLC	Delaware	2964231	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

48.	Desert Hospital Holdings, LLC	Delaware	4272332	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

49.	Detar Hospital, LLC	Delaware	2947802	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

50.	DHFW Holdings, LLC	Delaware	4562267	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

51.	Dukes Health System, LLC	Delaware	3575662	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Dukes Memorial Hospital 275 West 12th Street Peru, IN 46970-1698 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

52.	Emporia Hospital Corporation	Virginia	0514489-4	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

53.	Florida HMA Holdings, LLC	Delaware	4634568	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 7

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

54.	Foley Hospital Corporation	Alabama	208-366	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	South Baldwin Regional Medical Center 1613 North McKenzie Street Foley, AL 36535 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

55.	Frankfort Health Partner, Inc.	Indiana	1997030055	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

56.	Franklin Hospital Corporation	Virginia	0529059-8	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

57.	Gadsden Regional Medical Center, LLC	Delaware	4275573	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

58.	Granbury Hospital Corporation	Texas	142527600	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Lake Granbury Medical Center 1310 Paluxy Road Granbury, TX 76048 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

59.	GRMC Holdings, LLC	Delaware	4272335	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	5800 Tennyson Parkway Plano, TX 75024

60.	Hallmark Healthcare Company, LLC	Delaware	924764	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

61.	Health Management Associates, LLC	Delaware	879607	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 8

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

62.	Health Management Associates, LP	Delaware	4769167	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

63.	Health Management General Partner I, LLC	Delaware	5267241	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

64.	Health Management General Partner, LLC	Delaware	5266667	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

65.	Hernando HMA, LLC	Florida	L08000108810	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Bayfront Health Brooksville

17240 Cortez Blvd.

Brooksville, FL 34601

Bayfront Health Spring Hill

10461 Quality Drive

Spring Hill, FL 34609

Professional Account Services, Inc.
7000 Commerce Way
Suite 100
Brentwood, TN 37027

66.	HMA Hospitals Holdings, LP	Delaware	4634558	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

67.	HMA Santa Rosa Medical Center, LLC	Florida	L08000118053	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Santa Rosa Medical Center 6002 Berryhill Road Milton, FL 32570 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

68.	HMA Services GP, LLC	Delaware	5266665	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

69.	HMA-TRI Holdings, LLC	Delaware	5835808	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

70.	Hobbs Medco, LLC	Delaware	3000933	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

71.	Hospital Management Associates, LLC	Florida	L13000001937	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 9

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

72.	Hospital Management Services of Florida, LP	Florida	A13000000018	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

73.	Jackson HMA, LLC	Mississippi	938738	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Central 1850 Chadwick Drive Jackson, MS 39204 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

74.	Jefferson County HMA, LLC	Tennessee	660508	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Jefferson Memorial Hospital 110 Hospital Drive Jefferson City, TN Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

75.	Kay County Hospital Corporation	Oklahoma	1912092200	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

76.	Kay County Oklahoma Hospital Company, LLC	Oklahoma	3512092198	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Ponca City 1900 North 14th Street Ponca City, OK 74601 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

77.	Key West HMA, LLC	Florida	L08000108767	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Lower Keys Medical Center 5900 College Road Key West, Florida 33040 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

78.	Kirksville Hospital Company, LLC	Delaware	4447853	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 10

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

79.	Knox Hospital Company, LLC	Delaware	5877946	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Starke Hospital 102 E. Culver Road Knox, IN 46534 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

80.	Knoxville HMA Holdings, LLC	Tennessee	660504	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

81.	La Porte Health System, LLC	Delaware	5877942	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

82.	La Porte Hospital Company, LLC	Delaware	5877944	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	La Porte Hospital 1007 Lincolnway La Porte, IN 46350 Professional Account Services, Inc. 7000 Commerce Way, Suite 100 Brentwood, TN 37027

83.	Laredo Texas Hospital Company, L.P.	Texas	800237874	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Laredo Medical Center 1700 East Saunders Laredo, TX 78041 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

84.	Las Cruces Medical Center, LLC	Delaware	3306969	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Mountain View Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

85.	Lea Regional Hospital, LLC	Delaware	2964402	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Lea Regional Medical Center 5419 N. Lovington Hwy Hobbs, NM 88240 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 11

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

86.	Lebanon HMA, LLC	Tennessee	453277	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

87.	Longview Clinic Operations Company, LLC	Delaware	5118886	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

88.	Longview Medical Center, L.P.	Delaware	2964553	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Longview Regional Medical Center 2901 N. Fourth Street (P.O. Box 14000 / zip 75607) Longview, TX 75605 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

89.	Longview Merger, LLC	Delaware	3000918	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

90.	LRH, LLC	Delaware	2964430	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

91.	Lutheran Health Network of Indiana, LLC	Delaware	2964221	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

92.	Marshall County HMA, LLC	Oklahoma	3512339852	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Madill 901 S. 5th Ave. Madill, OK 73446 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

93.	MCSA, L.L.C.	Arkansas	100129761	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Medical Center of South Arkansas 700 W. Grove Street El Dorado, AR 71730 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

94.	Medical Center of Brownwood, LLC	Delaware	2964442	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 12

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

95.	Metro Knoxville HMA, LLC	Tennessee	660505	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

North Knoxville Medical Center
7565 Dannaher Drive
Powell, TN 37849

Turkey Creek Medical Center

10820 Parkside Drive

Knoxville, TN 37934

Professional Account Services, Inc.
7000 Commerce Way
Suite 100
Brentwood, TN 37027

96.	Mississippi HMA Holdings I, LLC	Delaware	4634574	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

97.	Mississippi HMA Holdings II, LLC	Delaware	4634575	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

98.	Moberly Hospital Company, LLC	Delaware	4447851	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

99.	Naples HMA, LLC	Florida	L08000107925	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Physicians Regional Medical Center - Collier
8300 Collier Blvd.
Naples, FL 34114

Physicians Regional Medical Center - Pine Ridge
6101 Pine Ridge Road
Naples, FL 34119

Professional Account Services, Inc.
7000 Commerce Way
Suite 100
Brentwood, TN 37027

100.	Natchez Hospital Company, LLC	Delaware	5526452	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Natchez 54 Seargent Pretiss Drive Natchez, MS 39120 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 13

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

101.	Navarro Hospital, L.P.	Delaware	2964396	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Navarro Regional Hospital 3201 W. Highway 22 Corsicana, TX 75110 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

102.	Navarro Regional, LLC	Delaware	2964393	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

103.	NC-DSH, LLC	Delaware	7015721	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

104.	Northwest Arkansas Hospitals, LLC	Delaware	4251378	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Northwest Medical Center – Bentonville
3000 Medical Center Pkwy.
Bentonville, AR 72712

Northwest Medical Center – Springdale
609 W. Maple
Springdale, AR 72764

Willow Creek Women’s Hospital

4301 Greathouse Springs Rd.

Johnson, AR 72741

Professional Account Services, Inc.
7000 Commerce Way
Suite 100
Brentwood, TN 37027

105.	Northwest Hospital, LLC	Delaware	2964436	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Medical Center 6200 N. LaCholla Boulevard Tucson, AZ 85741 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

106.	NOV Holdings, LLC	Delaware	4272333	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 14

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

107.	NRH, LLC	Delaware	2964428	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

108.	Oak Hill Hospital Corporation	West Virginia	46241	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Plateau Medical Center 430 Main Street Oak Hill, WV 25901 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

109.	Oro Valley Hospital, LLC	Delaware	3575660	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Oro Valley Hospital 1551 E. Tangerine Road Oro Valley, AZ 85755 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

110.	Palmer-Wasilla Health System, LLC	Delaware	2964382	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

111.	Poplar Bluff Regional Medical Center, LLC	Missouri	LC0961963	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Poplar Bluff Regional Medical Center 3100 Oak Grove Road Poplar Bluff, MO 63901 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

112.	Port Charlotte HMA, LLC	Florida	L08000111185	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bayfront Health Port Charlotte 2500 Harbor Boulevard Port Charlotte, FL 33952 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 15

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

113.	Punta Gorda HMA, LLC	Florida	L08000107920	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bayfront Health Punta Gorda 809 East Marion Avenue Punta Gorda, FL 33950-3898 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

114.	QHG Georgia Holdings, Inc.	Delaware	7015325	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

115.	QHG of Bluffton Company, LLC	Delaware	4474767	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

116.	QHG of Clinton County, Inc.	Indiana	1997020547	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

117.	QHG of Enterprise, Inc.	Alabama	176-166	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Medical Center Enterprise 400 North Edwards Street Enterprise, AL 36330 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

118.	QHG of Forrest County, Inc.	Mississippi	644555	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

119.	QHG of Fort Wayne Company, LLC	Delaware	4474773	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

120.	QHG of Hattiesburg, Inc.	Mississippi	644553	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 16

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

121.	QHG of Springdale, Inc.	Arkansas	100163444	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

122.	Regional Hospital of Longview, LLC	Delaware	2964549	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

123.	River Oaks Hospital, LLC	Mississippi	939308	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health River Oaks 1030 River Oaks Drive Flowood, MS 39232 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

124.	River Region Medical Corporation	Mississippi	631781	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

125.	ROH, LLC	Mississippi	938734	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Woman’s Hospital 1026 N. Flowood Drive PO Box 4546 (Jackson, MS 39296-4546) Flowood, MS 39232 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

126.	Roswell Hospital Corporation	New Mexico	1913540	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

127.	Ruston Hospital Corporation	Delaware	4270743	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 17

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

128.	Ruston Louisiana Hospital Company, LLC	Delaware	4270657	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northern Louisiana Medical Center 401 East Vaughn Avenue Ruston, LA 71270 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

129.	SACMC, LLC	Delaware	2964570	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

130.	San Angelo Community Medical Center, LLC	Delaware	2964587	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

131.	San Angelo Hospital, L.P.	Delaware	2964591	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	San Angelo Community Hospital 3501 Knickerbocker Road San Angelo, TX 76904 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

132.	San Angelo Medical, LLC	Delaware	3001078	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

133.	Scranton Holdings, LLC	Delaware	4927795	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

134.	Scranton Hospital Company, LLC	Delaware	4927796	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Regional Hospital of Scranton 746 Jefferson Ave. Scranton, PA 18510 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

135.	Scranton Quincy Holdings, LLC	Delaware	5005526	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 18

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

136.	Scranton Quincy Hospital Company, LLC	Delaware	5005530	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Moses Taylor Hospital 700 Quincy Ave. Scranton, PA 18510 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

137.	Seminole HMA, LLC	Oklahoma	3512339861	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Seminole 2401 Wrangler Boulevard Seminole, OK 74868 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

138.	Shelbyville Hospital Company, LLC	Tennessee	494640	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare - Shelbyville 2835 Hwy 231 N Shelbyville, TN 37160 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

139.	Siloam Springs Arkansas Hospital Company, LLC	Delaware	4617628	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Siloam Springs Regional Hospital 205 E. Jefferson Street Siloam Springs, AR 72761 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

140.	Siloam Springs Holdings, LLC	Delaware	4617627	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

141.	Southeast HMA Holdings, LLC	Delaware	4634565	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

142.	Southern Texas Medical Center, LLC	Delaware	3001009	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 19

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

143.	Southwest Florida HMA Holdings, LLC	Delaware	4634561	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

144.	Statesville HMA, LLC	North Carolina	C200808000880	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Davis Regional Medical Center 218 Old Mocksville Road Statesville, NC 28625 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

145.	Tennessee HMA Holdings, LP	Delaware	5267250	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

146.	Tennyson Holdings, LLC	Delaware	4075793	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

147.	Triad Healthcare, LLC	Delaware	3035153	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

148.	Triad Holdings III, LLC	Delaware	3037153	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

149.	Triad Holdings IV, LLC	Delaware	2984727	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

150.	Triad Holdings V, LLC	Delaware	2226797	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

151.	Triad Nevada Holdings, LLC	Delaware	4474764	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 20

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

152.	Triad of Alabama, LLC	Delaware	2964867	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Flowers Hospital 4370 West Main Street Dothan, AL 36305 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

153.	Triad-ARMC, LLC	Delaware	3561894	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

154.	Triad-El Dorado, Inc.	Arkansas	100129067	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

155.	Triad-Navarro Regional Hospital Subsidiary, LLC	Delaware	3036964	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

156.	Tullahoma HMA, LLC	Tennessee	453279	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare - Harton 1801 N. Jackson Street Tullahoma, TN 373888-2201 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

157.	Tunkhannock Hospital Company, LLC	Delaware	4927797	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tyler Memorial Hospital 5950 SR 6 West West Tunkhannock, PA 18657-9110 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

158.	Venice HMA, LLC	Florida	L08000108774	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Venice Regional Bayfront Health 540 The Rialto Venice, FL 34285 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule I - 21

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

159.	VHC Medical, LLC	Delaware	3001003	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

160.	Vicksburg Healthcare, LLC	Delaware	2939229	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health River Region 2100 Highway 61 North Vicksburg, MS 39183 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

161.	Victoria Hospital, LLC	Delaware	2948658	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

162.	Victoria of Texas, L.P.	Delaware	2949026	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

DeTar Hospital
North
101 Medical Drive
Victoria, TX 77904

DeTar Hospital
Navarro
506 E. San Antonio Street

Victoria, TX 77901

Professional Account Services, Inc.
7000 Commerce Way
Suite 100
Brentwood, TN 37027

163.	Virginia Hospital Company, LLC	Virginia	S097163-2	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

164.	Warsaw Health System, LLC	Delaware	2987604	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Kosciusko Community Hospital 2101 E. DuBois Drive Warsaw, IN 46580 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

165.	Webb Hospital Corporation	Delaware	3695172	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 22

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

166.	Webb Hospital Holdings, LLC	Delaware	3695131	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

167.	Wesley Health System LLC	Delaware	2770969	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Wesley Medical Center 5001 Hardy Street Hattiesburg, MS 39402 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

168.	WHMC, LLC	Delaware	2964658	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

169.	Wilkes-Barre Behavioral Hospital Company, LLC	Delaware	4617621	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	First Hospital 562 Wyoming Avenue Kingston, PA 18704 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

170.	Wilkes-Barre Holdings, LLC	Delaware	4617617	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

171.	Wilkes-Barre Hospital Company, LLC	Delaware	4617619	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Wilkes-Barre General Hospital 575 North River Street Wilkes-Barre, PA 18764 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

172.	Woodland Heights Medical Center, LLC	Delaware	2964611	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Schedule I - 23

	Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable

173.	Woodward Health System, LLC	Delaware	2964411	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Woodward 900 17th Street Woodward, OK 73801 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule II to the Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Berwick Hospital Company, LLC
6.	Biloxi H.M.A., LLC
7.	Birmingham Holdings II, LLC
8.	Birmingham Holdings, LLC
9.	Bluefield Holdings, LLC
10.	Bluffton Health System LLC
11.	Brandon HMA, LLC
12.	Brownwood Hospital, L.P.
13.	Brownwood Medical Center, LLC
14.	Bullhead City Hospital Corporation
15.	Bullhead City Hospital Investment Corporation
16.	Campbell County HMA, LLC
17.	Carlsbad Medical Center, LLC
18.	Carolinas Holdings, LLC
19.	Carolinas JV Holdings General, LLC
20.	Carolinas JV Holdings II, LLC
21.	Carolinas JV Holdings, L.P.
22.	Central Florida HMA Holdings, LLC
23.	Central States HMA Holdings, LLC
24.	CHS Receivables Funding, LLC
25.	CHS Tennessee Holdings, LLC
26.	CHS Virginia Holdings, LLC
27.	CHSPSC, LLC
28.	Citrus HMA, LLC
29.	Clarksdale HMA, LLC
30.	Clarksville Holdings II, LLC
31.	Clarksville Holdings, LLC
32.	Cleveland Hospital Company, LLC
33.	Cleveland Tennessee Hospital Company, LLC
34.	Clinton HMA, LLC
35.	Cocke County HMA, LLC
36.	College Station Hospital, L.P.
37.	College Station Medical Center, LLC
38.	College Station Merger, LLC
39.	Community Health Investment Company, LLC
40.	CP Hospital GP, LLC
41.	CPLP, LLC
42.	Crestwood Healthcare, L.P.
43.	Crestwood Hospital LP, LLC
44.	Crestwood Hospital, LLC

Schedule II - 2

45.	CSMC, LLC
46.	Desert Hospital Holdings, LLC
47.	Detar Hospital, LLC
48.	DHFW Holdings, LLC
49.	Dukes Health System, LLC
50.	Emporia Hospital Corporation
51.	Florida HMA Holdings, LLC
52.	Foley Hospital Corporation
53.	Frankfort Health Partner, Inc.
54.	Franklin Hospital Corporation
55.	Gadsden Regional Medical Center, LLC
56.	Granbury Hospital Corporation
57.	GRMC Holdings, LLC
58.	Hallmark Healthcare Company, LLC
59.	Health Management Associates, LLC
60.	Health Management Associates, LP
61.	Health Management General Partner I, LLC
62.	Health Management General Partner, LLC
63.	Hernando HMA, LLC
64.	HMA Hospitals Holdings, LP
65.	HMA Santa Rosa Medical Center, LLC
66.	HMA Services GP, LLC
67.	HMA-TRI Holdings, LLC
68.	Hobbs Medco, LLC
69.	Hospital Management Associates, LLC
70.	Hospital Management Services of Florida, LP
71.	Jackson HMA, LLC
72.	Jefferson County HMA, LLC
73.	Kay County Hospital Corporation
74.	Kay County Oklahoma Hospital Company, LLC
75.	Key West HMA, LLC
76.	Kirksville Hospital Company, LLC
77.	Knox Hospital Company, LLC
78.	Knoxville HMA Holdings, LLC
79.	La Porte Health System, LLC
80.	La Porte Hospital Company, LLC
81.	Laredo Texas Hospital Company, L.P.
82.	Las Cruces Medical Center, LLC
83.	Lea Regional Hospital, LLC
84.	Lebanon HMA, LLC
85.	Longview Clinic Operations Company, LLC
86.	Longview Medical Center, L.P.
87.	Longview Merger, LLC
88.	LRH, LLC
89.	Lutheran Health Network of Indiana, LLC
90.	Marshall County HMA, LLC

Schedule II - 3

91.	MCSA, L.L.C.
92.	Medical Center of Brownwood, LLC
93.	Metro Knoxville HMA, LLC
94.	Mississippi HMA Holdings I, LLC
95.	Mississippi HMA Holdings II, LLC
96.	Moberly Hospital Company, LLC
97.	Naples HMA, LLC
98.	Natchez Hospital Company, LLC
99.	Navarro Hospital, L.P.
100.	Navarro Regional, LLC
101.	NC-DSH, LLC
102.	Northwest Arkansas Hospitals, LLC
103.	Northwest Hospital, LLC
104.	NOV Holdings, LLC
105.	NRH, LLC
106.	Oak Hill Hospital Corporation
107.	Oro Valley Hospital, LLC
108.	Palmer-Wasilla Health System, LLC
109.	Poplar Bluff Regional Medical Center, LLC
110.	Port Charlotte HMA, LLC
111.	Punta Gorda HMA, LLC
112.	QHG Georgia Holdings, Inc.
113.	QHG of Bluffton Company, LLC
114.	QHG of Clinton County, Inc.
115.	QHG of Enterprise, Inc.
116.	QHG of Forrest County, Inc.
117.	QHG of Fort Wayne Company, LLC
118.	QHG of Hattiesburg, Inc.
119.	QHG of Springdale, Inc.
120.	Regional Hospital of Longview, LLC
121.	River Oaks Hospital, LLC
122.	River Region Medical Corporation
123.	ROH, LLC
124.	Roswell Hospital Corporation
125.	Ruston Hospital Corporation
126.	Ruston Louisiana Hospital Company, LLC
127.	SACMC, LLC
128.	San Angelo Community Medical Center, LLC
129.	San Angelo Hospital, L.P.
130.	San Angelo Medical, LLC
131.	Scranton Holdings, LLC
132.	Scranton Hospital Company, LLC
133.	Scranton Quincy Holdings, LLC
134.	Scranton Quincy Hospital Company, LLC
135.	Seminole HMA, LLC
136.	Shelbyville Hospital Company, LLC

Schedule II - 4

137.	Siloam Springs Arkansas Hospital Company, LLC
138.	Siloam Springs Holdings, LLC
139.	Southeast HMA Holdings, LLC
140.	Southern Texas Medical Center, LLC
141.	Southwest Florida HMA Holdings, LLC
142.	Statesville HMA, LLC
143.	Tennessee HMA Holdings, LP
144.	Tennyson Holdings, LLC
145.	Triad Healthcare, LLC
146.	Triad Holdings III, LLC
147.	Triad Holdings IV, LLC
148.	Triad Holdings V, LLC
149.	Triad Nevada Holdings, LLC
150.	Triad of Alabama, LLC
151.	Triad-ARMC, LLC
152.	Triad-El Dorado, Inc.
153.	Triad-Navarro Regional Hospital Subsidiary, LLC
154.	Tullahoma HMA, LLC
155.	Tunkhannock Hospital Company, LLC
156.	Venice HMA, LLC
157.	VHC Medical, LLC
158.	Vicksburg Healthcare, LLC
159.	Victoria Hospital, LLC
160.	Victoria of Texas, L.P.
161.	Virginia Hospital Company, LLC
162.	Warsaw Health System, LLC
163.	Webb Hospital Corporation
164.	Webb Hospital Holdings, LLC
165.	Wesley Health System LLC
166.	WHMC, LLC
167.	Wilkes-Barre Behavioral Hospital Company, LLC
168.	Wilkes-Barre Holdings, LLC
169.	Wilkes-Barre Hospital Company, LLC
170.	Woodland Heights Medical Center, LLC
171.	Woodward Health System, LLC

Schedule III(a) to the Guarantee and

Collateral Agreement

EQUITY INTERESTS

On file with collateral agent

Schedule III(b) to the Guarantee and

Collateral Agreement

EQUITY INTERESTS

On file with collateral agent

Schedule IV to the Guarantee and

Collateral Agreement

PLEDGED DEBT SECURITIES, DEBT INSTRUMENTS; ADVANCES

On file with collateral agent

Schedule V to the Guarantee and

Collateral Agreement

MORTGAGE FILINGS

	Property Name/Address	Record Owner	Filing Office

1.	Flowers Hospital 4370 West Main Street Dothan, AL 36305	Triad of Alabama, LLC	Houston County, AL

2.	Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903	Gadsden Regional Medical Center, LLC	Etowah County, AL

3.	Medical Center Enterprise 400 North Edwards St. Enterprise, AL 36330	QHG of Enterprise, Inc.	Coffee County, AL

4.	Northwest Medical Center 6200 N. LaCholla Blvd. Tucson, AZ 85741	Northwest Hospital, LLC	Pima County, AZ

5.	Oro Valley Hospital 1551 E. Tangerine Road Oro Valley, AZ 85755	Oro Valley Hospital, LLC	Pima County, AZ

6.	Bluffton Regional Medical Center 303 South Main Street Bluffton, IN 46714	Bluffton Health System LLC	Wells County, IN

7.	La Porte Hospital 1007 Lincoln Way La Porte, IN 46350	La Porte Hospital Company, LLC	LaPorte County, IN

8.	Dukes Memorial Hospital 275 W. 12th Street Peru, IN 46970	Dukes Health System, LLC	Miami County, IN

9.	Merit Health River Region 2100 Highway 61 North/1111 N. Frontage Road Vicksburg, MS 39183	Vicksburg Healthcare, LLC	Warren County, MS

10.	Merit Health Wesley 5001 Hardy Street Hattiesburg, MS 39402	Wesley Health System LLC	Lamar and Forrest Counties, MS

11.	Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270	Moberly Hospital Company, LLC	Shelby and Randolph Counties, MO

12.	Carlsbad Medical Center 2430 West Pierce St Carlsbad, NM 88220	Carlsbad Medical Center, LLC	Eddy County, NM

13.	Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201	Roswell Hospital Corporation	Chaves County, NM

14.	Lea Regional Medical Center 5419 N. Lovington Highway Hobbs, NM 88240	Lea Regional Hospital, LLC	Lea County, NM

15.	Mountain View Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011	Las Cruces Medical Center, LLC	Dona Ana County, NM

Schedule V - 2

16.	AllianceHealth Ponca City (f/k/a Ponca City Medical Center) 1900 North 14th Street Ponca City, OK 74601	Kay County Oklahoma Hospital Company, LLC	Kay County, OK

17.	Berwick Hospital Center 701 East 16th Street Berwick, PA 18603	Berwick Hospital Company, LLC	Columbia & Luzerne Counties, PA

18.	Moses Taylor Hospital 700 Quincy Avenue Scranton, PA 18510	Scranton Quincy Hospital Company, LLC	Lackawanna County, PA

19.	Regional Hospital of Scranton 746 Jefferson Ave Scranton, PA 18510	Scranton Hospital Company, LLC	Lackawanna County, PA

20.	Tyler Memorial Hospital 5950 SR6 Tunkhannock, PA 18657	Tunkhannock Hospital Company, LLC	Wyoming County, PA

21.

Wilkes-Barre General Hospital

575 North River Street

Wilkes-Barre, PA 18702

Thomas P. Saxton Medical Pavilion

468 Northampton Street

Edwardsville, PA 18704

Wyoming Valley Imaging Center

345 N. Pennsylvania Avenue

Wilkes-Barre, PA 18702

		Wilkes-Barre Hospital Company, LLC	Luzerne County, PA

22.

First Hospital

562 and 534 Wyoming Avenue
Kingston, PA 18704

Community Counseling Services

110-130 S. Pennsylvania Avenue
(a/k/a 101 E. Northampton)

Wilkes-Barre, PA 18701

92 S. Franklin Street

Wilkes-Barre, PA 18701

320 S. Franklin Street

Wilkes-Barre, PA 18702

		Wilkes-Barre Behavioral Hospital Company, LLC	Luzerne County, PA

23.	Tennova Healthcare-Cleveland 2305 Chambliss Avenue NW Cleveland, TN 37311	Cleveland Tennessee Hospital Company, LLC	Bradley County, TN

24.	DeTar Healthcare System (f/k/a DeTar Hospital Navarro) 506 E. San Antonio Street Victoria, TX 77901	Victoria of Texas, L.P.	Victoria County, TX

25.	DeTar Healthcare System (f/k/a DeTar Hospital North) 101 Medical Drive Victoria, TX 77904	Victoria of Texas, L.P.	Victoria County, TX

Schedule V - 3

26.	Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847	Emporia Hospital Corporation	Greensville County, VA

27.	Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851	Franklin Hospital Corporation	Southampton County, VA

28.	Trinity Medical Center 800 Montclair Road Birmingham, AL 35213 (Jefferson) (No longer an operating hospital) and Grandview Medical Center 3690 Grandview Parkway Birmingham, AL 35243	Affinity Hospital, LLC	Jefferson County, AL

29.	Medical Center of South Arkansas 700 W. Grove Street El Dorado, AR 71730	MCSA, L.L.C.	Union County, AR

30.	Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442	Bullhead City Hospital Corporation	Mohave County, AZ

31.	Longview Regional Medical Center 2901 N. Fourth Street Longview, TX 75605	Longview Medical Center, L.P.	Gregg County, TX

32.	Northwest Medical Center - Springdale 609 W. Maple Ave Springdale, AR 72764 515 South Thompson Street Springdale, AR 72764	Northwest Arkansas Hospitals, LLC & QHG of Springdale, Inc.	Washington County, AR

33.	Willow Creek Women’s Hospital 4301 Greathouse Springs Rd. Johnson, AR 72741	Northwest Arkansas Hospitals, LLC	Washington County, AR

34.	Northwest Medical Center – Bentonville 3000 Medical Center Pkwy. Bentonville, AR 72712	QHG of Springdale, Inc.	Benton County, AR

35.	Newport Medical Center 435 Second Street Newport, TN 37821	Cocke County HMA, LLC	Cocke County, TN

36.	Seven Rivers Regional Medical Center 6201 N. Suncoast Blvd. Crystal River, FL 34428	Citrus HMA, LLC	Citrus County, FL

Schedule V - 4

37.	Physicians Regional Medical Center 900 East Oak Hill Ave. Knoxville, TN 37917	Metro Knoxville HMA, LLC	Knox County, TN

38.	Turkey Creek Medical Center 10820 Parkside Drive Knoxville, TN 37934	Metro Knoxville HMA, LLC	Knox County, TN

39.	North Knoxville Medical Center 7565 Dannaher Drive Knoxville, TN 37849	Metro Knoxville HMA, LLC	Knox County, TN

40.	Physicians Regional Medical Center (Pine Ridge) 6101 Pine Ridge Road Naples, FL 34119	Naples HMA, LLC	Collier County, FL

41.	Physicians Regional Medical Center (Collier Blvd. and MOB) 8300 Collier Blvd.[1] Naples, FL 34114	Naples HMA, LLC	Collier County, FL

42.	Poplar Bluff Regional Medical Center 3100 Oak Grove Road Poplar Bluff, MO 63901	Poplar Bluff Regional Medical Center, LLC	Butler County, MO

43.	Bayfront Health Port Charlotte (f/k/a Peace River Regional Medical Center) 2500 Harbor Boulevard Port Charlotte, FL 33952[2]	Port Charlotte HMA, LLC	Charlotte County, FL

44.	Bayfront Health Punta Gorda (f/k/a Charlotte Regional Medical Center) 809 E. Marion Avenue Punta Gorda, FL 33950	Punta Gorda HMA, LLC	Charlotte County, FL

45.	Riverside Behavioral Center 733 E. Olympia Ave. Punta Gorda, FL 33950	Punta Gorda HMA, LLC	Charlotte County, FL

46.	Merit Health River Oaks (f/k/a River Oaks Hospital) 1030 River Oaks Drive Flowood, MS 39232	River Oaks Hospital, LLC	Rankin County, MS

47.	Merit Health Woman’s Hospital (f/k/a Women’s Hospital) 1026 N. Flowood Drive[3] Flowood, MS 39232	ROH, LLC	Rankin County, MS

[1]	Including the property at 8320 Collier Boulevard, Naples, FL 34114.
[2]	Site also includes the following building numbers: 2370, 2380, and 2450.
[3]	Mortgage includes the following address: 1030 N. Flowood Drive, Flowood, MS 39232.

Schedule V - 5

48.	Davis Regional Medical Center 218 Old Mocksville Road Statesville, NC 28625	Statesville HMA, LLC	Iredell County, NC

49.	Venice Regional Medical Center 540 The Rialto Venice, FL 34285	Venice HMA, LLC	Sarasota County, FL

50.	Merit Health Natchez 54 Seargent S Prentiss Drive Natchez, MS 39120	Natchez Hospital Company, LLC	Adams County, MS

51.	Crestwood Medical Center One Hospital Drive SW Huntsville, AL 35801	Crestwood Healthcare, L.P.	Madison County, AL

52.	Laredo Medical Center 1700 East Saunders Street Laredo, TX 78041	Laredo Texas Hospital Company, L.P.	Webb County, TX

53.	Northern Louisiana Medical Center & Clinic 1118 South Farmville Street and 401 East Vaughn Avenue Ruston, LA 71270	Ruston Louisiana Hospital Company, LLC	Lincoln Parish, LA

Schedule VI to the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

On file with collateral agent

Schedule VII to the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

On file with collateral agent

Exhibit A to the Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], 20[•] to the Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended as of August 17, 2012 and as amended and restated as of November [•], 2019 (the “Guarantee and Collateral Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), each Subsidiary from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Parent are referred to collectively herein as the “Grantors”) and CREDIT SUISSE AG (together with its affiliates “Credit Suisse”), as administrative agent and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parent, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event) or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that as of the date hereof (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and required to be pledged under the Guarantee and Collateral Agreement and (ii) any and all Intellectual Property now owned by the New Subsidiary and that would have been required to be listed on Schedule V to the Guarantee and Collateral Agreement on the Second Restatement Effective Date and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of one counsel for the Collateral Agent in each relevant jurisdiction.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:

Title:

Address:

Legal Name:

Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:

Title:

by

Name:

Title:

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule VI to the

Guarantee and Collateral Agreement.]